Exhibit 99.1

Nemaura Medical Announces 1 for 10 Reverse Split
Intended to Attract a Wider Universe of Institutional Investors

Loughborough, England – December 4, 2019 – Nemaura Medical, Inc. (NASDAQ: NMRD) (“Nemaura”), a medical technology company focused on the commercialization of SugarBEAT® as a non-invasive, affordable and flexible Continuous Glucose Monitor (CGM) for use by diabetics and pre-diabetics, today announced plans to conduct reverse stock split of the Company’s issued and outstanding common stock, par value $0.001 per share on a one 1 for 10 basis. The reverse split is expected to take effect at the market open on December 5, 2019. The new CUSIP number will be 640442208.

In accordance with the reverse split, each stockholder’s percentage ownership interest in Nemaura Medical remains unchanged. Any fractional shares resulting from the reverse stock split were rounded up to the nearest whole share of common stock. As a result, the number of outstanding shares of common stock are expected to be reduced from approximately 208.1 million to approximately 20.8 million outstanding shares and the authorized shares of common stock are expected to be reduced from 420.0 million to 42.0 million.

Dr. Faz Chowdhury, CEO of Nemaura commented, “Given the recent and exciting developments at the Company, including the commercial rollout launch of SugarBEAT® following CE approval, we decided to effect the reverse split at this time to ensure a share price that we believe will enable us to attract a broader universe of institutional investors. As the world’s first non-invasive, safe, needle-free CGM, SugarBEAT® is uniquely positioned to target the underserved $80 billion market for Type 2 diabetics and pre-diabetics. We are further encouraged by the outlook for the business based on positive feedback from key opinion leaders and end users. We look forward to providing additional updates as we execute on our commercial strategy.”

About Nemaura Medical, Inc.:

Nemaura Medical, Inc. (NASDAQ: NMRD), is a medical technology company commercializing SugarBEAT® as a non-invasive, affordable and flexible Continuous Glucose Monitor (CGM) designed to help people with diabetes and pre-diabetics better manage their glucose levels by spending more time in range. Insulin users can adjunctively use SugarBEAT® when calibrated by a finger stick reading. SugarBEAT® consists of a daily, disposable adhesive skin-patch connected to a small form factor rechargeable transmitter, connected via Bluetooth to a specially designed mobile application, which displays glucose readings at five-minute intervals throughout the day.

For more information visit:

www.NemauraMedical.com

www.SugarBEAT.com

Cautionary Statement Regarding Forward-Looking Statements:

The statements in this press release that are not historical facts, and may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, risks related to regulatory approvals and the success of Nemaura’s ongoing studies, including the safety and efficacy of Nemaura’s SugarBEAT® system, the failure of future development and preliminary marketing efforts, Nemaura’s ability to secure additional commercial partnering arrangements, risks and uncertainties relating to Nemaura and its partners’ ability to develop, market and sell SugarBEAT®, the availability of substantial additional equity or debt capital to support its research, development and product commercialization activities, and the success of its research, development, regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to SugarBEAT®. These and other risks and uncertainties are identified and described in more detail in Nemaura’s filings with the United States Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the most recently completed fiscal year, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Nemaura undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Crescendo Communications, LLC
212-671-1021
NMRD@crescendo-ir.com